UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. ___)

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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14A-6(E)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant §240.14a-12

AMERITRANS CAPITAL CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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the amount on which the filing fee is calculated and state how it was determined):

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Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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AMERITRANS CAPITAL CORPORATION

747 THIRD AVENUE, 4TH FLOOR

NEW YORK, NEW YORK 10017

Notice of Annual Meeting of Shareholders

To Be Held on November 25, 2008

Dear Shareholders:

The Annual Meeting of Shareholders of Ameritrans Capital Corporation (“Ameritrans” or the “Company”) will be held at the offices of Stursberg and Associates, LLC, 405 Lexington Avenue, Suite 4949, New York, New York, on Tuesday November 25, 2008, at 10:00 a.m., to consider and act upon the following matters:

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To elect a total of nine (9) directors, seven (7) to be elected by holders of both the Company’s common stock, $.0001 par value (the “Common Stock”), and its 9 ⅜% participating preferred stock (the “Participating Preferred Stock”), voting together as a single class, and two (2) directors to be elected only by the holders of the Participating Preferred Stock, all to serve until the next Annual Meeting and until their successors are chosen and qualified;

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To ratify and approve the selection by the Board of Directors of Rosen Seymour Shapss Martin & Company LLP as the Company’s independent public accountants for the fiscal year ended June 30, 2009; and

3.

To consider and act upon such other matters as may properly come before the meeting or any adjournment thereof.

The Board has fixed the close of business on October 20, 2008 as the time which Shareholders are entitled to notice of and to vote at the meeting and any adjournments as shall be determined.  The stock transfer books of the Company will remain open.

All Shareholders are cordially invited to attend the meeting.  The date of mailing of this Proxy Statement is expected to be on or about October 31, 2008.

By Order of the Board of Directors,

/s/  Margaret Chance

MARGARET CHANCE, Secretary

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES.

AMERITRANS CAPITAL CORPORATION

747 THIRD AVENUE, 4TH FLOOR

NEW YORK, NEW YORK 10017

Proxy Statement for

Annual Meeting of Shareholders

November 25, 2008

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Ameritrans Capital Corporation (the “Company”) for use at the Annual Meeting of Shareholders to be held on Tuesday November 25, 2008, and at any adjournment of that meeting.  In considering whether or not to have an adjournment, management will consider what is in the best interest of the shareholders.  All proxies will be voted as marked.  Proxies marked as abstaining (including proxies containing broker non-votes) on any matters to be acted upon by shareholders will be treated as present at the meeting for purposes of determining a quorum but will not be counted as votes cast on such matters.  Any proxy may be revoked by a shareholder at any time before it is exercised, by written or oral request to Margaret Chance, Secretary of the Company.  The date of mailing of this Proxy Statement is expected to be on or about October 31, 2008.

SOLICITATION OF PROXIES

The proxy enclosed with this Proxy Statement is solicited by the Board of Directors of the Company.  Proxies may be solicited by officers, directors and regular supervisory and executive employees of the Company, none of whom will receive any additional compensation for their services. Such solicitations may be made personally, or by mail, facsimile, telephone, email, telegraph or messenger. The Company may reimburse brokers and other persons holding shares in their names or in the names of nominees for expenses in sending proxy materials to beneficial owners and obtaining proxies from such owners. All of the costs of solicitation of proxies will be paid by the Company.

All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted in accordance with the directions given and, in connection with any other business that may properly come before the Annual Meeting, in the discretion of the persons named in the proxy.  Shareholders have no dissenters’ rights of appraisal in connection with any matter being presented at the Annual Meeting.

VOTE REQUIRED

The presence in person or by proxy, of the holders of a majority of the outstanding shares of Common and Preferred Stock shall be necessary to constitute a quorum for the transaction of business.

VOTING SECURITIES

As of October 22, 2008, there were 3,405,5831 shares of the Company’s Common Stock and 300,000 shares of Participating Preferred Stock outstanding.  The following table sets forth certain information as to (i) those persons who, to our knowledge, owned 5% or more of our outstanding Common Stock as of October 22, 2008, (ii) each of our executive officers and directors, and (iii) all of our officers and directors as a group.  Except as set forth below, the address of each person listed below is the address of Ameritrans.

NAME	NUMBER OF SHARES OF COMMON STOCK OWNED	PERCENTAGE OF(A) OUTSTANDING COMMON STOCK OWNED	NUMBER OF SHARES OF PARTICIPATING PREFERRED STOCK OWNED	PERCENTAGE OF OUTSTANDING PREFERRED STOCK OWNED
*Michael Feinsod	183,500 (1)	5.12%	0	**
*Gary C. Granoff	381,041 (2)	11.09%	8,378(a)	2.80%
*Ellen M. Walker	24,574 (3)	**	0	**
*Lee A. Forlenza	47,198 (4)	1.38%	1,000	**
Steven Etra	172,834 (5)	5.08%	0	**
John R. Laird	8,100 (6)	**	0	**
Howard F. Sommer	8,000 (7)	**	1,163	**
*Silvia Mullens	21,700 (8)	**	293	**
*Margaret Chance	20,370 (9)	**	220(b)	**
Peter Boockvar c/o Miller Tabak + Co., 331 Madison Avenue New York, NY 10017	3,000 (10)	**	0	**
Ivan Wolpert 19 Fulton Street, Suite 301 New York, NY 10038	23,816 (11)	**	0	**
*Murray Indick 200 High Street, Suite 700 Boston, MA 02110	10,141 (12)	**	0	**
Prides Capital Partners, LLC 200 High Street, Suite 700 Boston, MA 02110	1,068,375 (13)	29.52%	0	**
P2 Management, LLC 145 East 57th Street, 11th Floor New York, NY 10022	336,375 (14)	9.69%	0	**
Mitchell Partners L.P. 3187-D Airway Avenue Costa Mesa, CA 92626	289,210 (15)	8.45%	21,900	7.3%
Infinity Capital Partners, L.P. 767 Third Avenue, 16th Floor New York, New York 10017	230,235 (16)	6.76%	0	**
All Officers and Directors, as a group (12 persons)***	894,774	26.27%	11,054	3.68%

(A)

Ownership percentages are based on 3,405,583 shares of Common Stock outstanding as of October 22, 2008. Under the rules of the Securities and Exchange Commission, shares of Common Stock that an individual has a right to acquire within 60 days from October 22, 2008, pursuant to the exercise of options, warrants or other convertible securities, are deemed to be outstanding for the purpose of computing the percentage ownership of such person, but are not deemed to be outstanding for the purpose of computing the percentage of ownership of any other person shown in the table.

*

Michael Feinsod, Gary C. Granoff, Murray Indick, Ellen M. Walker (directors), Margaret Chance, Lee Forlenza, and Silvia Mullens (officers), are each “interested persons” with respect to Ameritrans, as such term is defined in the 1940 Act.

 4

**

Less than 1%.

***

All Officers and Directors: Michael Feinsod, Gary C. Granoff, Ellen M. Walker, Steven Etra, Margaret Chance, Silvia Mullens, Lee Forlenza, Murray Indick, John R. Laird, Howard F. Sommer, Ivan Wolpert and Peter Boockvar.  Shares of Common Stock that all officers and directors have a right to acquire within 60 days from October 22, 2008, pursuant to the exercise of options, warrants or other convertible securities, are not deemed to be outstanding for the purpose of computing the aggregate percentage of Common Stock owned for all officers and directors.

(1)

Includes (1) 3,500 shares held by Mr. Feinsod in his IRA account, (2) 180,000 shares issuable upon the exercise of five-year options granted pursuant to the 1999 Employee Incentive Stock Option Plan, as amended (the “Employee Plan”).  Excludes (1) 20,000 shares issuable upon the exercise of five year options granted pursuant to the Employee Plan not fully vested.  Such options vest on November 27, 2009, (2) 230,235 shares held by Infinity Capital Partners, L.P, (3) 10,000 shares held by Shoulda Partners, L.P., and (4) 2,500 shares issuable to Shoulda Partners upon the exercise of the Private Offering Warrants.  Because Mr. Feinsod is a controlling person of Infinity Capital Partners L.P. and a general partner of Shoulda Partners, L.P., he may also be deemed to be a beneficial owner of securities held by Infinity Capital Partners L.P. and Shoulda Partners, L.P.  Mr. Feinsod disclaims beneficial ownership of the shares except to the extent of his pecuniary interest therein.

(2)

Includes (i) 153,180 shares owned directly by Mr. Granoff; (ii) 16,900 shares owned by The Granoff Family Foundation, a charitable foundation for which Mr. Granoff and his mother and brother are trustees; (iii) 261 shares held by GCG Associates Inc., a corporation controlled by Mr. Granoff; (iv) 78,584 shares owned by DAPARY Management Corp., a corporation controlled by Mr. Granoff; (v) 12,000 shares owned by J & H Associates Ltd. Pts., a partnership whose general partner is GCG Associates Inc., a corporation controlled by Mr. Granoff; (vi) 71,979 shares, and 2,500 shares issuable upon the exercise of five (5) year warrants granted pursuant to the Company’s July 29, 2005 offering of common stock and warrants (the “Private Offering Warrants”) held by Mr. Granoff in various IRA or pension accounts, (vii) 6,000 shares held in an irrevocable qualified subchapter s trust for the benefit of Mr. Granoff’s son whereby Mr. Granoff is the trustee, and (viii) 26,700 shares issuable upon exercise of five-year options granted under the Employee Plan, and (ix) 12,937 shares owned directly by Leslie Granoff, Mr. Granoff’s wife, of which shares he disclaims beneficial ownership.  Excludes 47,855 shares held by JR Realty Corp., a company owned in part and controlled in part by Mr. Granoff’s wife.

(a)

Includes (i) 500 shares of Participating Preferred Stock owned by DAPARY Management Corp., a corporation controlled by Mr. Granoff; (ii) 1,000 shares of Participating Preferred Stock owned by J & H Associates Ltd. Pts., a partnership whose general partner is GCG Associates Inc., a corporation controlled by Mr. Granoff; (iii) 5,878 shares of Participating Preferred Stock held by Mr. Granoff in various IRA or pension accounts, and (iv) 1,000 shares of Participating Preferred Stock directly owned by Leslie Granoff, Mr. Granoff’s wife, as to which shares Mr. Granoff disclaims beneficial ownership.

(3)

Includes (i) 14,374 shares held directly by Ms. Walker, (ii) 200 shares held by Ms. Walker as custodian for her son, and (iii) 10,000 shares issuable upon the exercise of five-year options granted under the Employee Plan.

(4)

Includes (i) 35,218 shares held directly by Mr. Forlenza, (ii) 3,230 shares held for the benefit of Mr. Forlenza’s IRA, and (iii) 8,750 shares issuable upon the exercise of five-year options granted under the Employee Plan.

(5)

Includes (i) 57,732 shares held directly by Mr. Etra; (ii) 29,022 shares owned jointly by Mr. Etra and his wife; (iii) 27,000 shares held by Mr. Etra’s wife; (iv) 39,080 shares held by Fiserv Securities Inc. for the benefit of Mr. Etra’s IRA; (v) 10,000 shares held by SRK Associates LLC, a limited liability company controlled by Mr. Etra, and (vi) 10,000 shares held by Lance’s Property Development Corp. Pension Plan, of which Mr. Etra is a trustee.  Excludes options to purchase up to 13,888 shares of Common Stock granted under the Non-Employee Director Stock Option Plan (the “Director Plan”) not exercisable until May 19, 2009.

(6)

Includes 100 shares owned directly by Mr. Laird and 8,000 shares issuable upon exercise of five-year options granted under the Director Plan.

(7)

8,000 shares issuable upon exercise of five-year options granted under the Director Plan.

(8)

21,700 shares issuable upon the exercise of five-year options granted under the Employee Plan.

(9)

Includes (i) 1,200 shares owned directly by Ms. Chance, (ii) 200 shares held by Ms. Chance as custodian for her daughter, Alexis Chance, (iii) 50 shares held directly by her daughter, Alexis Chance, (iv) 2,220 shares held by Ms. Chance in various IRA or pension accounts, and (v) 16,700 shares issuable upon the exercise of five-year options granted under the Employee Plan.

(b)

Participating Preferred Stock held in a pension account.

(10)

3,000 shares held jointly with Mr. Boockvar’s wife.

(11)

Mr. Wolpert is a principal of Belle Harbour Capital, L.L.C.  Includes (i) 7,974 shares owned directly by Mr. Wolpert, (ii) 1,068 shares issuable to Mr. Wolpert upon the exercise of Private Offering Warrants, (iii) 9,433 shares issuable upon the exercise of five year options granted under the Director Plan, (iv) 4,273 shares held by Belle Harbour Capital, L.L.C., and (v) 1,068 shares issuable to Belle Harbour Capital, L.L.C. upon the exercise of the Private Offering Warrants.  Mr. Wolpert disclaims beneficial ownership of the shares held by Belle Harbour Capital, L.L.C., except to the extent of his pecuniary interest therein.

(12)

Includes 10,141 shares issuable upon exercise of five-year options granted under the Director Plan.  Murray A. Indick is a Partner of Prides Capital Partners, L.L.C.  Excludes (i) 854,700 shares held directly by Prides Capital Fund I, L.P., and (ii) 213,675 shares issuable to Prides Capital Fund I, L.P. upon the exercise of the Private Offering Warrants.  Because Prides Capital Partners, L.L.C. is the general partner of Prides Capital Fund I, L.P., Prides Capital Partners, L.L.C. may be deemed the beneficial owner of the securities held by Prides Capital Fund I, L.P.  Because Mr. Indick is a controlling member of Prides Capital Partners, L.L.C., he may also be deemed to be a beneficial owner of securities deemed to be beneficially owned by Prides Capital Partners, L.L.C.  Mr. Indick disclaims beneficial ownership of the shares held directly or indirectly by Prides Capital Partners, LLC except to the extent of his pecuniary interest therein.

(13)

Includes (i) 854,700 shares held directly by Prides Capital Fund I, L.P., and (ii) 213,675 shares issuable to Prides Capital Fund I, L.P. upon the exercise of the Private Offering Warrants.  Because Prides Capital Partners, L.L.C. is the general partner of Prides Capital Fund I, L.P., Prides Capital Partners, L.L.C. may be deemed the beneficial owner of the securities held by Prides Capital Fund I, L.P.

(14)

Includes 269,100 and 67,275 shares issuable upon the exercise of the Private Offering Warrants.

(15)

Includes 274,210 shares owned directly by Mitchell Partners L.P. and 15,000 shares issuable to Mitchell Partners upon the exercise of the Private Offering Warrants.

(16)

230,235 shares held by Infinity Capital Partners, L.P.

Except pursuant to applicable community property laws or as described above, each person listed in the table above has sole voting and investment power, and is both the owner of record and the beneficial owner of his or her respective shares.

For as long as certain persons listed above hold five percent (5%) or more of the Company’s outstanding Common Stock, they will be deemed to be “affiliated persons” of the Company, as such term is defined in the Investment Company Act of 1940, as amended (the “1940 Act”).

PROPOSAL NO. 1

ELECTION OF DIRECTORS

At this Annual Meeting, nine (9) directors are to be elected to hold office until the annual meeting of shareholders next ensuing after their election and until their respective successors are elected.  Seven (7) directors are to be elected by the holders of both the Company’s Common Stock and its Participating Preferred Stock, voting together as a single class, and two (2) directors are to be elected only by the holders of the Company’s Participating Preferred Stock.

Directors are to be elected by a majority of the vote of shares present in person or represented by proxy at the meeting and entitled to vote on directors.  Shareholders vote at the meeting by casting ballots (in person or by proxy) which are tabulated by one or two persons appointed at the meeting, who serve as Inspectors of Election at the meeting and who execute an oath to discharge their duties.  It is the intention of the persons named in the accompanying form of proxy to nominate and to vote such proxy for the election of persons named below or, if any such persons should be unable to serve, for the election of such other person or persons as shall be determined by the persons named in the proxy in accordance with their judgment.  All of the persons named below have agreed to serve if elected.

OFFICER, DIRECTOR AND NOMINEE BIOGRAPHIES

Nominees to be elected by holders of the Common Stock and the Participating Preferred Stock:

Interested Directors

Michael Feinsod, age 37, has been a director of the Company since December 2005, President since November, 2006, and Chief Compliance Officer since July 1, 2008.  On October 10, 2008, the Board appointed Mr. Feinsod Chief Executive Officer.  Since 1999, Mr. Feinsod has been a managing member of Infinity Capital, LLC, an investment management company. Prior to founding Infinity Capital, LLC, Mr. Feinsod worked as an analyst and portfolio manager for Mark Boyar & Company, Inc.  Mr. Feinsod is a member of the board of directors of DCAP Group, Inc.  Mr. Feinsod is admitted to practice law in New York and was an associate in the corporate law department of Paul, Hastings, Janofsky & Walker LLP from 1996 to 1997.  Mr. Feinsod holds a BA from The George Washington University and a JD from Fordham University School of Law.

Gary C. Granoff, age 60, has been Chairman of the Board of Ameritrans since its formation and of Elk since 1996. On October 10, 2008, Mr. Granoff stepped down as Chief Executive Officer of Ameritrans and took on the role of Managing Director of Ameritrans.  Mr. Granoff continues to serve as Chairman of the Board of Directors and Chief Financial Officer of Ameritrans and President and Chairman of the Board of Elk. Mr. Granoff has been a practicing attorney for the past thirty five years and is presently an officer and shareholder in the law firm of Granoff, Walker & Forlenza, P.C. Mr. Granoff is a member of the bar of the State of New York and the State of Florida and is admitted to the United States District Court of the Southern District of New York. Mr. Granoff has served as President and the sole shareholder of Seacrest Associates, Inc., a hotel operator, since August 1994.  Mr. Granoff serves as a trustee on the Board of Trustees of The George Washington University. Mr. Granoff also serves as a Trustee and Vice Chairman of the Board of the Parker Jewish Institute for Healthcare and Rehabilitation. Since September 2005, Mr. Granoff has been serving as a Member (Commissioner) of the Village of Kings Point, New York, Zoning Board of Appeals. Mr. Granoff holds a BBA in Accounting and a JD (with honors) from The George Washington University.

Murray A. Indick, age 49, has been a Director since May 2006.  Mr. Indick is a co-founder of Prides Capital Partners, LLC, an investment firm specializing in strategic block, activist investing in the small- and micro-cap arena.  Prior to joining Prides Capital Partners, LLC, Mr. Indick was partner/general counsel at Blum Capital, which he joined in 1997. Prior to joining Blum Capital, Mr. Indick was a partner in the Washington, D.C., office of Dechert Price & Rhoads.  Mr. Indick practiced law for 10 years with Wilmer, Cutler & Pickering in Washington, D.C.  Mr. Indick holds a BA from the University of Pennsylvania and a JD from the Georgetown University Law Center.  Mr. Indick is a member of the board of directors of QC Holdings, Inc. and Whitney Information Network, Inc.

Ellen M. Walker, age 53, has been an Executive Vice President since 2000 and a director of Ameritrans since its formation and a Vice President of Elk since July 1983.  Ms. Walker has been a practicing attorney for more than twenty-five years and she is presently an officer and shareholder in the law firm of Granoff, Walker & Forlenza, P.C. Ms. Walker is a member of the Bar of the State of New York and she is admitted to the United States District Court of the Southern District of New York.  Ms. Walker received a BA from Queens College and obtained her JD with honors from Brooklyn Law School.

Disinterested Directors

Peter Boockvar, age 39 is currently the Equity Strategist at Miller Tabak + Co., LLC., in addition to his role as a salestrader on the equity desk.  He joined Miller Tabak + Co., LLC in 1994 after working in the corporate bond research department at Donaldson, Lufkin and Jenrette. He is also President of OCLI, LLC and OCLI2, LLC, farmland real estate investment funds. Mr. Boockvar graduated Magna Cum Laude with a BBA in Finance from The George Washington University. He also received an MBA from Baruch College as part of a JD/MBA program at Brooklyn Law School where he completed one year of law school.

Steven Etra, age 60, has been a director of Ameritrans since 1999, and was a Vice President of Elk from January 1999 to May 2007.  Mr. Etra has been Sales Manager since 1975 of Manufacturers Corrugated Box Company, a company owned by Mr. Etra’s family for more than seventy-five years.  Mr. Etra has also been a director of Titanium Holdings Group, Inc., formerly known as Enviro- Clean of America, Inc. since March 1999.  Mr. Etra has extensive business experience in investing in emerging companies.

Ivan J. Wolpert, age 43, has been a director of the Company since December 2005.  Mr. Wolpert is a principal and founder of Belle Harbour Capital, LLC, a real estate investment firm. He has substantial experience in the real estate industry and currently owns both residential units and commercial property.  After graduating from law school, he practiced real estate law and completed his legal career as Of Counsel at Paul, Hastings, Janofsky & Walker LLP.  Mr. Wolpert holds a JD from St. John’s University and a BA from Tufts University.

Nominees to be elected by holders of the Participating Preferred Stock only:

Disinterested Directors

John R. Laird, age 66, has been a director of the Company since January 1999. Mr. Laird has been a private investor since 1994, when he retired from Shearson Lehman Brothers Inc. (“Shearson”). Mr. Laird served as President and Chief Executive Officer of the Shearson Lehman Brothers Division of Shearson and as a member of the Shearson Executive Committee from 1992 to 1994. Mr. Laird was also Chairman and Chief Executive Officer of The Boston Company, a subsidiary of Shearson, from 1990 until its sale by Shearson in 1993. From 1977 to 1989 Mr. Laird was employed by American Express in various capacities including Senior Vice President and Treasurer.  Mr. Laird received a BS in finance and an MBA from Syracuse University and attended the Advanced Management Program at Harvard Business School.

Howard F. Sommer, age 68, has been a director of the Company since January 1999.  Mr. Sommer is currently Chief Administrative Officer and Chief Financial Officer and Vice President of Circa Inc., a nationally-based buyer of pre-owned jewelry.  Mr. Sommer was President and Chief Executive Officer of New York Community Investment Company L.L.C., an equity investment fund providing long-term capital to small businesses throughout the State of New York, from 1995 to 2005.  Mr. Sommer was President of Fundex Capital Corporation from 1978 to 1995, President of U.S. Capital Corporation from 1973 to 1995, worked in management consulting from 1971 to 1973 and held various positions at IBM and Xerox Corporations from 1962 to 1971.  Mr. Sommer was also a member of the board for the National Association of Small Business Investment Companies, serving on its executive committee from 1989 to 1993 and as Chairman of the Board in 1994.  He received a BS in electrical engineering from City College of New York and attended the Graduate School of Business at New York University.

The Board Recommends a vote FOR the election of the nominees named in this Proxy Statement.

The following is information regarding additional officers of the Company:

Margaret Chance, age 53, has been Secretary of Ameritrans since its inception and has been Secretary of Elk and involved in loan administration since November 1980. In August 2000, Ms. Chance was elected to be a Vice President of the Company. Ms. Chance is the office manager of Granoff, Walker & Forlenza, P.C. and has served as the Secretary of GCG, since January 1982. Ms. Chance holds a paralegal certificate.

Lee A. Forlenza, age 51, currently is the Senior Vice President of Ameritrans and Elk.  He has been a Vice President of Ameritrans since its formation and a Vice President of Elk since March 1992.  Until December 21, 2005, Mr. Forlenza served as a director of both Ameritrans and Elk. In August 2000, Mr. Forlenza was elected to be Senior Vice President of the Company. Mr. Forlenza has been a practicing attorney since February 1983 and is presently an officer and shareholder in the law firm of Granoff, Walker & Forlenza, P.C.  Mr. Forlenza was Vice President of True Type Printing, Inc. from 1976-1995 and has been President since May 1995. From 1983 through 1986 Mr. Forlenza was an attorney with the SBA. Mr. Forlenza graduated Phi Beta Kappa from New York University and obtained his JD from Fordham University School of Law.

Silvia Maria Mullens, age 57, currently is the Senior Vice President of Ameritrans and Elk.  Ms. Mullens has been a Vice President of Ameritrans since its inception, a Vice President of Elk since 1996, and the Loan Administrator of Elk since February 1994. Ms. Mullens was named Senior Vice President of Ameritrans and Elk effective January 1, 2007. Prior to joining the Company she was the Legal Coordinator for Castle Oil Corporation from September 1991 through June 1993 and from June 1993 through January 1994, a legal assistant specializing in foreclosures in the law firm of Greenberg & Posner. Ms. Mullens received a BA cum laude from Fordham University and an MBA from The Leonard Stern School of Business Administration of New York University.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The information contained in this report shall not be deemed “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filings by Ameritrans Capital Corporation (the “Company”) under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

Audit Committees play a critical role in the financial reporting system by overseeing and monitoring management’s and the independent auditors’ participation in the financial reporting process.  As such, we are providing this fiscal report to shareholders to help inform them of this process and the activities of the Audit Committee in the past year.  The Audit Committee of the Board of Directors (the “Board”) for the fiscal year ended June 30, 2008 was composed of three (3) non-management, independent directors selected by the Board: Howard F. Sommer, Peter Boockvar and John R. Laird.  All current members meet the experience and independence requirements of NASDAQ and the Commission.  In addition, the Board has determined that John R. Laird is an “audit committee financial expert” as defined by both NASDAQ listing standards and Commission guidelines.

The Audit Committee serves as the representative of the Board of Directors for general oversight of the Company’s financial accounting and reporting process, system of internal control, audit process, and process for monitoring compliance with laws and regulations and the Company’s standards of business conduct.  The Company’s management has primary responsibility for preparing the Company’s financial statements and the Company’s financial reporting process.  The Company’s independent accountants, Rosen Seymour Shapss Martin & Company LLP (“RSSM”), are responsible for expressing an opinion on the conformity of the Company’s audited financial statements to generally accepted accounting principles.

In this context, the Audit Committee hereby reports as follows:

.

The Audit Committee has reviewed and discussed the audited financial statements with the Company’s management, including a discussion of the quality and acceptability of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. In addressing the quality of management’s accounting judgments, members of the Audit Committee asked for management’s representations that the audited consolidated financial statements of the Company have been prepared in conformity with generally accepted accounting principles.

2. The Audit Committee has discussed with the independent accountants and management the matters required to be discussed by SAS 114 (Codification of Statements on Auditing Standards, AU § 380).

3. The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with the independent accountant the independent accountant’s independence.

4. Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of Directors of the Company, and the Board of Directors has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2008 for filing with the Securities and Exchange Commission on September 29, 2008.

Respectfully Submitted:

John R. Laird, Director and Financial Expert

Howard F. Sommer, Director

Peter Boockvar, Director

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the Audit Committee Report above and the Compensation Committee Report that follows shall not be incorporated by reference into any such filings.

COMPLIANCE WITH SECTION 16(A) OF THE 1934 ACT

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “1934 Act”) requires the Company’s officers and directors, and persons who own more than ten percent (10%) of the Company’s Common Stock (“Reporting Persons”), to file initial reports of beneficial ownership and changes in beneficial ownership with the Securities and Exchange Commission (“SEC”) and to furnish the Company with copies of all reports filed.

Based solely on a review of the forms furnished to the Company, or written representations from certain reporting persons, the Company believes that as of October 15, 2008, all changes in beneficial ownership have been timely disclosed to the SEC as required by Section 16(a) of the 1934 Act.

CHANGES IN CONTROL

There are no arrangements known to the Company at this time which may at a subsequent date result in a change of control of the Company.

MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information concerning the directors and executive officers of Ameritrans:

Name	Address	Position
Interested Directors
Michael Feinsod	c/o Ameritrans Capital Corporation 747 Third Avenue New York, New York 10017	Chief Executive Officer, President, Chief Compliance Officer and Director
Gary C. Granoff(1)	c/o Ameritrans Capital Corporation 747 Third Avenue New York, New York 10017	Chief Financial Officer, Managing Director and Chairman of the Board of Directors
Ellen M. Walker(1)	c/o Ameritrans Capital Corporation 747 Third Avenue New York, New York 10017	Executive Vice President and Director
Murray Indick	200 High Street, Suite 700 Boston MA 02110	Director
Disinterested Directors
Steven Etra	55-25 58th Street Maspeth, New York	Director
Ivan Wolpert	c/o Ameritrans Capital Corporation 747 Third Avenue New York, New York 10017	Director
John R. Laird	481 Canoe Hill Road New Canaan, Connecticut	Director
Howard F. Sommer	139 East 63rd Street New York, New York 10021	Director
Peter Boockvar	c/o Miller Tabak + Co 331 Madison Avenue New York, NY 10017	Director
Officers/Interested Persons
Silvia M. Mullens	c/o Ameritrans Capital Corporation 747 Third Avenue New York, New York 10017	Senior Vice President
Margaret Chance	c/o Ameritrans Capital Corporation 747 Third Avenue New York, New York 10017	Vice President and Secretary
Lee Forlenza(1)	c/o Ameritrans Capital Corporation 747 Third Avenue New York, New York 10017	Senior Vice President

(1)

Ms. Walker, Mr. Granoff and Mr. Forlenza are officers and shareholders in the law firm of Granoff, Walker & Forlenza, P.C.

 12

CORPORATE GOVERNANCE

BOARD OF DIRECTORS

The bylaws of the Company provide that the Board of Directors will consist of as many members as shall be determined by the shareholders or an affirmative vote of a majority of the members of the Board of Directors.  In April, 2007, the Board of Directors set the number of members at no more than eleven (11).  The current number of members of the Board is nine (9).  A majority of the Board Members, which majority is comprised of five (5) directors to be elected at this Meeting, are not “interested persons” as defined in the 1940 Act.

CODE OF ETHICS

All directors, officers and employees of the Company must act ethically and in accordance with the Company’s Code of Ethics (the “Code of Ethics”). The Code of Ethics satisfies the definition of “code of ethics” under the rules and regulations of the SEC and is available on the Company’s website at www.ameritranscapital.com.  The Code of Ethics is also available in print to anyone who requests it by writing to the Company at the following address:  Ameritrans Capital Corporation, 747 Third Avenue, 4th Floor, New York, New York 10017.

COMMITTEES OF THE BOARD AND MEETING ATTENDANCE

Ameritrans has a standing Audit Committee, a standing Employee Plan Committee and a standing Compensation Committee.

The Audit Committee is presently comprised of John R. Laird, Howard Sommer and Peter Boockvar.  The function of the Audit Committee is to review the Company’s internal accounting control procedures, review the Company’s consolidated financial statements, and review with the independent public accountants the results of their audit. The Audit Committee held six (6) meetings during fiscal year 2008. The Audit Committee’s financial expert and Chairman is John R. Laird.

The members of the Audit Committee have adopted a formal written charter, the adequacy of which they will review and assess on an annual basis.  The Charter and any changes or updates thereto will also be posted on the Company’s internet website at http://www.ameritranscapital.com.

The Employee Plan Committee administers our Employee Plan. The committee is currently comprised of Ivan Wolpert, John R. Laird, and Steven Etra.

The Compensation Committee reviews the Company’s employment and compensation agreements with its employees. The committee is comprised of John R. Laird, Ivan Wolpert and Steven Etra.  Mr. Laird serves as the Chairman of the Compensation Committee.

The Board of Directors held nine (9) formal meetings during fiscal 2008. Four (4) meetings were attended by all directors; four (4) directors each missed two (2) meetings; and two (2) directors each missed one (1) meeting.

Ameritrans does not have a standing nomination committee.  In accordance with NASD rule 4350(4), nominees to the Board are recommended by at least a majority of the Independent Directors (as defined in NASD rule 4200) of the Company.  The Independent Directors of Ameritrans for fiscal year 2008 were Peter Boockvar, John R. Laird, Howard Sommer, Steven Etra and Ivan Wolpert (the “Independent Directors”).  These Independent Directors consider individuals for nomination who are recommended to them by various persons.  The Independent Directors then consider who, among the nominees, will bring the most benefit to Ameritrans.  The Independent Directors then vote on which nominee or nominees they will recommend to the Board.  A nominee will only be recommended to the Board upon receipt of at least a majority vote by the Independent Directors.  After the Board receives these recommendations, the Board, by a majority vote, selects the nominee to either fill the vacancy or to stand for election at the next shareholders meeting.

 13

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board is currently comprised of three (3) independent directors and has the responsibility to:

•

establish the Company’s compensation philosophy and policies; and

•

review and approve any recommendations for the compensation of our executive officers.

To assist it in administration of the Company’s executive compensation program, the Compensation Committee has authority to retain independent experts and advisors.  Based upon the Compensation Committee’s discussions with management and their review of the Executive Compensation Discussion and Analysis included below, the members of the Compensation Committee have concluded that the Executive Compensation Discussion and Analysis included below reflects their views regarding the compensation philosophy that they are following with respect to executive compensation and they have recommended that the Executive Compensation Discussion and Analysis set forth below be included in this proxy statement.

Respectfully Submitted,

The Compensation Committee:

John R. Laird (Chair), Ivan Wolpert and Steven Etra

The Compensation Committee of the Board has furnished the following report on executive compensation paid or awarded to executive officers for fiscal year ended June 30, 2008:

EXECUTIVE COMPENSATION — DISCUSSION AND ANALYSIS

Role of the Compensation Committee

Each executive officer is employed pursuant to an employment agreement, each of which is described herein.  The Compensation Committee of the Board establishes and regularly reviews our compensation philosophy and programs, and exercises authority with respect to the determination and payment of base and incentive compensation to our executive officers.

Overview of compensation structure

Our compensation structure for named executive officers has historically consisted of two basic components - a salary (with bonus) and equity compensation. Each of these components is reflected in the Summary Compensation Table set forth below.

Compensation program objectives and what our compensation program seeks to reward

Our executive compensation program is designed to attract and retain our officers and to motivate them to increase shareholder value on both an annual and longer term basis primarily by positioning our business for growth and, in the future, for increasing levels of revenue and net income. To that end, compensation packages include significant incentive forms of stock-based compensation to ensure that an executive officer’s interest is aligned with the interests of our shareholders.

Why each element of compensation is paid and how the amount of each element is determined

The following is a brief discussion of each element of our executive officer compensation. The Compensation Committee intends to pay each of these elements in order to ensure that a desirable overall mix is established between base compensation and incentive compensation, cash and non-cash compensation and annual and long-term compensation. The Compensation Committee also intends to evaluate on a periodic basis the overall competitiveness of our executive compensation packages as compared to packages offered in the marketplace for which we compete with executive talent. Overall, our Compensation Committee believes that our executive compensation packages are currently appropriately balanced and structured to retain and motivate our executive officers.

Salaries.  The cash salaries paid to the two highest paid executive officers (Messrs. Feinsod and Granoff) have been incorporated into the terms of employment agreements.  Copies of our employment agreements with Messrs. Feinsod and Granoff were filed as exhibits to the Form 8-K filed with the SEC on October 10, 2008.

Cash Incentive Compensation.  Cash incentive or bonus compensation is guaranteed pursuant to their employment agreements with any additional amounts given at the discretion of the Board at the recommendation of the Compensation Committee.

Equity Compensation.  Equity compensation awards were granted in the past pursuant to written agreements.  All stock option grants are fully described herein.

How each compensation element fits into the overall compensation objectives and affects decisions regarding other elements

In establishing compensation packages for executive officers, numerous factors are considered, including the particular executive’s experience, expertise and performance, the Company’s overall performance and compensation packages available in the marketplace for similar positions. In arriving at amounts for each component of compensation, our Compensation Committee strives to strike an appropriate balance between base compensation and incentive compensation. The Compensation Committee also endeavors to properly allocate between cash and non-cash compensation and between annual and long-term compensation. When considering the marketplace, particular emphasis is placed upon compensation packages available at a comparable group of peer companies.

EXECUTIVE COMPENSATION

The following table sets forth all remuneration for services rendered to the Company by (i) each of the executive officers, and (ii) all executive officers as a group during the fiscal years ended June 30, 2008 and 2007.  No non-employee director received compensation in excess of $120,000 during that period.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	(A) Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	(B) All Other Compensation ($)	Total ($)
Gary C. Granoff [1] Chairman, Chief Executive Officer, Chief Financial Officer, and Director	2008	361,800	15,000	-	-	-	-	38,318	415,118 (C)
	2007	348,900	15,000	-	-	-	-	33,930	397,830 (C)
Michael Feinsod[1] Chief Executive Officer, President and Director	2008	347,610	15,000	-	53,341	-	-	-	415,951 (D)
	2007	200,031	8,917	-	24,000	-	-	-	232,948 (D)
Ellen M. Walker Executive Vice President and Director	2008	147,551	-	-	-	-	-	22,133	169,684
	2007	140,525	-	-	-	-	-	21,087	161,612
Silvia Mullens Senior Vice President	2008	125,018	25,000	-	-	-	-	23,103	173,121
	2007	117,486	20,000	-	-	-	-	20,883	158,369
Margaret Chance Vice President and Secretary	2008	99,605	20,000	-	-	-	-	18,540	138,145
	2007	93,263	20,000	-	-	-	-	17,248	130,511

•

Officers’ salaries constitute a major portion of Elk’s total “management expenses,” which must be approved by the SBA.  The SBA has approved total officer and employee compensation and management expenses of Elk in the amounts paid through fiscal 2008.  This amount includes officers’ salaries, other salaries, employee benefits, insurance, and other management expenses.

1.

Mr. Feinsod became Chief Executive Officer of the Company effective October 10, 2008 pursuant to an amended and restated employment agreement as of such date.  In addition, Mr. Granoff, formerly Chief Executive Officer of the Company, assumed the title Managing Director pursuant to the terms of an amended and restated employment agreement dated October 10, 2008.

(A)

Compensation expense related to amortized portion of stock option grants received that vested during the fiscal year.

(B)

Amounts received under Simplified Employee Pension Plan, and other compensation.

(C)

Does not include approximately $49,000 and $40,000 of reimbursable expenses for fiscal years 2008 and 2007 respectively.

(D)

Does not include approximately $32,500 and $20,000 of reimbursable expenses for fiscal years 2008 and 2007 respectively.  No other executive officer received compensation that would be required to be disclosed in the above table as “All Other Compensation.”

The following table sets forth certain information regarding compensation paid to directors during the last completed fiscal year.

Name	Fees Earned or Paid in Cash ($)	Stock Award ($)	(A) Option Award ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earning ($)	All Other Compensation ($)	Total ($)
Wesley Finch[2]	10,000	-	-	-	-	-	10,000
Murray A. Indick	7,000	-	11,155	-	-	-	18,155
John R. Laird	21,400	-	-	-	-	-	21,400
Howard F. Sommer	14,000	-	-	-	-	-	14,000
Steven Etra	12,000	-	931	-	-	-	12,931
Ivan Wolpert	14,000	-	11,320	-	-	-	25,320
Peter Boockvar	6,000	-	-	-	-	-	6,000

(A)

Compensation expense related to amortized portion of stock option grants received that vested during the fiscal year.

COMPENSATION OF DIRECTORS

Ameritrans and Elk have a policy of paying their directors who are not employees fees for each meeting attended. Since September 24, 2004, non-employee directors have been paid a fee of $1,000 for each meeting attended.  Since the Company’s inception, non-employee directors have been paid annual fees of $2,000 per year in addition to the fees paid for each meeting attended. As of September 24, 2004, Ameritrans began paying the Audit Committee a fee for each committee meeting attended. Regular members of the Audit Committee are paid $1,000 for each meeting, and the head of the Audit Committee receives $1,250 for each meeting.  Fees and expenses paid to non-employee directors were, in the aggregate, $52,200 for the fiscal year ended June 30, 2007, and $107,806 for the fiscal year ended June 30, 2008.

Grants of Plan-Based Award Table

The following table sets forth certain information with respect to grants of plan-based awards during the fiscal year ended June 30, 2008 to members of the Board of Directors and executive officers.  The exercise price of these options is equal to the closing price of the Company’s Common Stock on the date of grant, as reported by the NASDAQ Capital Market.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Equity Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Michael Feinsod	10/8/2007	-	-	-	-	-	-	-	20,000	4.50	$15,138
Steven Etra	5/19/2008	-	-	-	-	-	-	-	13,888	3.60	$8,055

OUTSTANDING EQUITY AWARDS AT JUNE 30, 2008

The following table sets forth certain information regarding the total number and aggregate value of stock options held by members of the Board of Directors and executive officers at June 30, 2008.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)
Gary C. Granoff	13,350	-	-	4.95	10/29/2009	-	-	-	-
Gary C. Granoff	13,350	-	-	6.12	12/28/2010	-	-	-	-
Ellen M. Walker	5,000	-	-	4.50	10/29/2009	-	-	-	-
Ellen M. Walker	5,000	-	-	5.56	12/28/2010	-	-	-	-
Lee A. Forlenza	4,375	-	-	4.50	10/29/2009	-	-	-	-
Lee A. Forlenza	4,375	-	-	5.56	12/28/2010	-	-	-	-
Steven Etra	-	13,888	-	3.60	5/19/2013	-	-	-	-
Silvia Mullens	3,350	-	-	4.50	10/29/2009	-	-	-	-
Silvia Mullens	3,350	-	-	5.56	12/28/2010	-	-	-	-
Margaret Chance	3,350	-	-	4.50	10/29/2009	-	-	-	-
Margaret Chance	3,350	-	-	5.56	12/28/2010	-	-	-	-
Michael R. Feinsod	40,000	40,000	-	5.28	varies based on vesting thru 11/27/2014	-	-	-	-
Michael R. Feinsod	20,000	-	-	4.50	10/8/2012	-	-	-	-
Ivan Wolpert	9,433	-	-	5.30	12/22/2011	-	-	-	-
John R. Laird	8,000	-	-	6.25	1/12/2010	-	-	-	-
Howard F. Sommer	8,000	-	-	6.25	1/12/2010	-	-	-	-
Murray A. Indick	10,141	-	-	4.93	5/9/2012	-	-	-	-

Compensation Matters

The objectives of Ameritrans’ executive compensation program are to establish compensation levels designed to enable Ameritrans to attract, retain and reward executive officers who contribute to the long-term success of Ameritrans so as to enhance shareholder value. The Board of Directors makes decisions each year regarding executive compensation, including annual base salaries and bonus awards, and the Employee Plan Committee, consisting of non-interested directors, will make decisions each year regarding stock option grants. Option grants are key components of the executive compensation program and are intended to provide executives with an equity interest in Ameritrans so as to link a meaningful portion of the compensation of Ameritrans’ executives with the performance of Ameritrans’ Common Stock.

Compensation Philosophy

Ameritrans’ executive compensation philosophy is based on the belief that competitive compensation is essential to attract, motivate and retain highly qualified and industrious employees. Ameritrans’ policy is to provide total compensation that is competitive for comparable work and comparable corporate performance. The compensation program includes both motivational and retention-related compensation components. Bonuses may be included to encourage effective performance relative to current plans and objectives. Stock options are included to help retain productive people and to more closely align their interest with those of shareholders.

In executing its compensation policy, Ameritrans seeks to relate compensation with Ameritrans’ financial performance and business objectives, reward high levels of individual performance and tie a significant portion of total executive compensation to both the annual and long-term performance of Ameritrans. While compensation survey data are useful guides for comparative purposes, Ameritrans believes that a successful compensation program also requires the application of judgment and subjective determinations of individual performance, and to that extent the Board of Directors applies judgment in reconciling the program’s objectives with the realities of retaining valued employees.

EMPLOYMENT AGREEMENTS

The Company entered into employment agreements with six (6) of our employees, as described below:

Michael R. Feinsod.  The Company entered into an amended and restated employment agreement with Mr. Feinsod dated as of October 10, 2008, whereby Mr. Feinsod was appointed Chief Executive Officer, in addition to his duties of President of Ameritrans and Senior Vice President of Elk.  The amended agreement will continue until October 31, 2009.  For the period October 10, 2008 through November 30, 2008, Mr. Feinsod will receive a base salary equal to $348,900 per annum.  For the period December 1, 2008 through October 31, 2009, Mr. Feinsod will receive base salary equal to $361,800 per annum.  The base salary is payable in accordance with the normal payroll procedures of the Company.   Mr. Feinsod will also receive an annual bonus of no less than $15,000 per year.

Mr. Feinsod is also entitled to receive up to an annual aggregate of $32,500 allocated as he shall determine in his sole discretion for certain expenses including, but not limited to reimbursement for the certain expenses as set forth in the agreement.  Additionally, Mr. Feinsod will be eligible to receive an additional bonus in the sole discretion of the Board of Ameritrans.  The agreement also provides for compensation to Mr. Feinsod if he is terminated prior to the expiration of his employment term, the exact amount of which varies depending upon the nature of the termination.  The agreement also provides for confidentiality and for non-competition and non-solicitation during the term of the agreement and for one (1) year thereafter.  On November 27, 2006, the Board of Directors, upon the recommendation of the Employee Plan Committee, granted Mr. Feinsod options to purchase 80,000 shares of the Company excisable at $5.28 per Share.  So long as Mr. Feinsod continues to be employed by the Company, the options vest in four (4) equal annual installments, with the first installment vesting on the date of grant.  On October 8, 2007, the Board of Directors, upon the recommendation of the Employee Plan Committee, granted Mr. Feinsod options to purchase an additional 20,000 shares excisable at $4.50 per Share.  Pursuant to the amended and restated employment agreement, Mr. Feinsod was granted options to purchase up to 100,000 shares exercisable at $2.36 per share.

Effective July 1, 2008, Mr. Feinsod was appointed Chief Compliance Officer (“CCO”) for both Ameritrans and Elk.  Mr. Feinsod will serve as CCO at the pleasure of the Board and will be compensated at an additional monthly rate of $500.00 solely for his services as CCO of Ameritrans and a monthly rate of $500.00 solely for his services as CCO of Elk.

Gary Granoff.  The Company entered into an amended and restated employment agreement with Gary Granoff dated as of October 10, 2008, which shall continue until June 30, 2013, whereby Mr. Granoff relinquished the office of chief executive officer and assumed the title of Managing Director.  Pursuant to the agreement, for the period November 1, 2008 through June 30, 2009 Mr. Granoff will be paid the base sum of $260,850, which shall be paid in monthly installments of $32,606.25.  On or before December 15, 2008, Mr. Granoff will also receive as additional compensation a single payment of $251,150, which was be deemed to be fully earned upon execution of the amended and restated employment agreement.  Commencing July 1, 2009, and for each fiscal year (July 1 to June 30) during the employment period, Mr. Granoff will be paid a base salary of $465,000 for the period July 1, 2009 through June 30, 2010, $178,000 for the period July 1, 2010 through June 30, 2011, $175,000 for the period July 1, 2011 through June 30, 2012 and $159,000 for the period July 1, 2012 through June 30, 2013.  During and after the contract term, Mr. Granoff will be subject to certain confidentiality, non-solicitation and non-competition provisions in favor of the Company.

Ellen Walker.  The Company entered into an amended and restated employment agreement dated February 21, 2006, with Ellen Walker which replaced the employment agreement between the Company and Ms. Walker dated October 1, 2001.  The agreement automatically renews for an additional five (5) year term on July 1, 2011, unless either party gives notice of non-renewal prior to the expiration of that initial term.  The agreement provides that Ms. Walker be paid an annual base salary which was $140,525, and increased five percent (5%) each year the agreement is in effect. The agreement also provides that Ms. Walker will be paid a yearly bonus, at the discretion of Ameritrans, based on her and the Company’s performance.  The agreement further provides for compensation to Ms. Walker if she is terminated prior to the expiration of her employment term, the exact amount of which varies depending upon the nature of the termination.  If, for instance, Ms. Walker terminates the employment agreement for good reason (as defined in the agreement) she is entitled to a lump-sum payment equal to her salary, as in effect at the time of termination, multiplied by the number of years remaining under the agreement or two-and-one half years, whichever is greater. The agreement also provides for confidentiality and for non-competition and non-solicitation during the term of the agreement and for one (1) year thereafter.

Silvia M. Mullens.  The Company entered into an amended and restated employment agreement dated as of September 28, 2006, with Silvia Mullens which, effective as of January 1, 2007, replaces the employment agreement between the Company and Ms. Mullens dated January 1, 2002.  The agreement automatically renews for an additional five (5) year term on July 1, 2012, unless either party gives notice of non-renewal prior to the expiration of that initial term.  The agreement provides that, commencing January 1, 2007, Ms. Mullens shall assume the role and have the title of Senior Vice President, and be paid an annual base salary of $122,678 which increases four percent (4%) each year the agreement is in effect.  The agreement also provides that Ms. Mullens will be paid a minimum guaranteed yearly bonus of $10,000.  Additionally, Ms. Mullens shall be eligible to receive an additional bonus in the sole discretion of the Board of Ameritrans.  The agreement provides for compensation to Ms. Mullens if she is terminated prior to the expiration of her employment term, the exact amount of which varies depending upon the nature of the termination.  The agreement also provides for confidentiality and for non-competition and non-solicitation during the term of the agreement and for one (1) year thereafter. On October 10, 2008, the Board of Directors, upon the recommendation of the Employee Plan Committee, granted to Ms. Mullens options to purchase up to 15,000 Shares exercisable at $2.36 per Share.

Margaret Chance. The Company entered into an amended and restated employment agreement dated as of September 28, 2006, with Margaret Chance, the Company’s Vice President and Secretary, which, effective as of January 1, 2007, replaced the employment agreement between the Company and Ms. Chance dated January 1, 2002.  The agreement automatically renews for an additional five (5) year term on July 1, 2012, unless either party gives notice of non-renewal prior to the expiration of that initial term.  The agreement provides that, commencing January 1, 2007, Ms. Chance be paid an annual base salary of $97,740 which increases four percent (4%) each year while the agreement is in effect.  The agreement also provides that Ms. Chance will be paid a minimum guaranteed yearly bonus of $10,000.  Additionally, Ms. Chance shall be eligible to receive an additional bonus in the sole discretion of the Board of Ameritrans.  The agreement provides for compensation to Ms. Chance if she is terminated prior to the expiration of her employment term, the exact amount of which varies depending upon the nature of the termination.  The agreement also provides for confidentiality and for non-competition and non-solicitation during the term of the agreement and for one (1) year thereafter.  On October 10, 2008, the Board of Directors, upon the recommendation of the Employee Plan Committee, granted to Ms. Chance options to purchase up to 10,000 Shares exercisable at $2.36 per Share.

Lee Forlenza.  The Company entered into an amended and restated employment agreement with Lee Forlenza for a five (5) year term commencing as of July 1, 2006, which replaced the employment agreements between the

Company and Mr. Forlenza dated July 1, 2003 and October 1, 2001.  The agreement automatically renews for a five (5) year term, unless either party gives notice of non-renewal prior to the expiration of the initial term.  The agreement provides that Mr. Forlenza is paid an annual salary, of $87,800 for the twelve months ending July 1, 2007, and increases four percent (4%) each year the agreement is in effect.  The agreement also provides that Mr. Forlenza will be paid a yearly bonus based on his and the Company’s performance, the amount of which is determined by the Board of Directors but which may not be less than $10,000 for the first five (5) years of the employment agreement.  If the employment agreement is renewed, any bonus after the initial term will be paid solely in the discretion of the Board.  The agreement provides for compensation to Mr. Forlenza if he is terminated prior to the expiration of his employment term, the exact amount of which varies depending upon the nature of the termination.  If Mr. Forlenza terminates the employment agreement for good reason (as defined in the agreement, he is entitled to a lump-sum payment equal to the sum of his salary, as in effect at the time of termination, and an amount equal to his salary multiplied by the number of years remaining under the agreement or two-and-one half years, whichever is greater.  The agreement also provides for confidentiality and for non-competition, and for non-solicitation during the term of the agreement and for one (1) year thereafter.

Stock Option Plans

The descriptions of the Employee Plan and the Director Plan set forth below are qualified in their entirety by reference to the text of the plans.

The Employee Plan was adopted by the Ameritrans Board of Directors, including a majority of the disinterested directors, and approved by a stockholder vote, in order to link the personal interests of key employees to our long-term financial success and the growth of stockholder value.  An amendment to the Employee Plan was approved by the stockholders on June 19, 2007.  The amendment increased the number of shares reserved under the plan from 200,000 to 300,000 shares.

The Employee Plan authorizes the grant of incentive stock options within the meaning of Section 422 of the Internal Revenue Code for the purchase of an aggregate of 300,000 shares (subject to adjustment for stock splits and similar capital changes) of common stock to our employees.  By adopting the Employee Plan, the Board believes that we will be better able to attract, motivate, and retain as employees people upon whose judgment and special skills our success in large measure depends.  On November 27, 2006 the Board of Directors, upon the recommendation of the Employee Plan Committee, granted Mr. Feinsod options to purchase 80,000 shares of Common Stock of the Company exercisable at $5.28 per Share.  So long as Mr. Feinsod continues to be employed by the Company, the options vest in four (4) equal annual installments, with the first installment vesting on the date of grant.  On October 8, 2007 the Board of Directors, upon the recommendation of the Employee Plan Committee, granted Mr. Feinsod options to purchase up to an additional 20,000 shares of Common Stock of the Company exercisable at $4.50 per Share which vested immediately on the date of grant. Mr. Etra’s employment with the Company was terminated on May 18, 2007.  Pursuant to the terms of the Employee Plan, Mr. Etra had ninety (90) days from the date of termination of employment with the Company to exercise 8,750 Shares issuable upon the exercise of five-year options granted under the Employee Plan.  On August 16, 2007, Mr. Etra exercised 4,375 options at a purchase price of $4.50 per share.  The remaining 4,375 options terminated, unexercised. Mr. Etra now serves as a disinterested director of the Company.  As of June 30, 2008, options to purchase an aggregate of 158,850 shares of Common Stock were outstanding, with 118,850 Shares fully vested and 141,150 shares of Common Stock were available for future award under the Employee Plan.

On October 10, 2008, the Board of Directors, upon the recommendation of the Employee Plan Committee, granted several employees options to purchase up to an aggregate of 133,000 shares of Common Stock of the Company exercisable at $2.36 per Share which vested immediately on the date of grant.  As a result, as of October 10, 2008, options to purchase an aggregate of 291,850 shares of Common Stock were outstanding, with 251,850 shares fully vested and 8,150 shares of Common Stock were available for future award under the Employee Plan.

The Employee Plan is administered by the Employee Plan Committee of the Board of Directors, which is comprised solely of non-employee directors (who are “outside directors” within the meaning of Section 152(m) of the Internal Revenue Code and “disinterested persons” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 (the “1934 Act”)).  The committee can make such rules and regulations and establish such procedures for the administration of the Employee Plan as it deems appropriate.

NON-EMPLOYEE DIRECTOR PLAN

A stock option plan for non-employee directors (the “Director Plan”) was adopted by the Ameritrans Board of Directors and approved by a stockholder vote, in order to link the personal interests of non-employee directors to our long-term financial success and the growth of stockholder value.  The Director Plan is substantially identical to, and the successor to, a non-employee director stock option plan adopted by the Board of Directors of Elk and approved by its stockholders in September 1998 (the “Elk Director Plan”).  Ameritrans and Elk submitted an application for, and received on August 31, 1999, an exemptive order relating to these plans from the SEC.

The Director Plan provides for the automatic grant of options to directors who are not employees, officers or interested persons of the Company (an “Eligible Director”) who are elected and serve one year on the Board of Directors.  By adopting the Director Plan, the Board believes that the Company will be better able to attract, motivate, and retain as directors people upon whose judgment and special skills our success in large measure depends.  The goal, policy, and purpose of the Director Plan is to attract, motivate and retain as directors, individuals upon whose judgment and special skills the Company’s success depends.  As such, the Director Plan, in an effort to retain these individuals serving on the Board, allows for automatic grants of new options under the Plan, upon expiration of the initial five (5) year term.  Upon expiration of these options, and with approval of the Board, new options may be automatically granted to the Directors, with an exercise price equal to the last sales price as of the close of business on date of expiration.

The total number of shares for which options may be granted from time to time under the Director Plan is 75,000 shares.  As of June 30, 2008, options to purchase an aggregate of 49,462 shares were issued with 35,574 fully vested.  On May 7, 2007, the Company granted a member of the Board of Directors, options to purchase up to 10,141 shares of Common Stock.  These options vested on May 7, 2008 and are exercisable for five (5) years from the grant date at an exercise price of $4.93 per Share. The Director Plan is administered by a committee of directors who are not eligible to participate in the Director Plan.  On May 19, 2008, the Company granted a member of the Board options to purchase up to 13,888 shares of Common Stock.  These options vest on May 19, 2009 and are exercisable for five (5) years from the grant date at an exercise price of $3.60 per Share.  On May 6, 2008, 10,917 options were cancelled because a Director elected not to stand for re-election to the Board and opted not to exercise his options.

SIMPLIFIED EMPLOYEE PENSION PLAN

Elk maintains a simplified employee pension plan covering all eligible employees of the Company.  During the fiscal year ended June 30, 2008 contributions amounted to $125,523.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

The Board of Directors has set Gary C. Granoff’s total annual compensation at a level it believes to be competitive with the chief executive officers of similarly capitalized specialty finance companies. Gary C. Granoff, in his capacity as Chief Executive Officer, is eligible to participate in the same executive compensation program available to Ameritrans’ other senior executives.  On October 10, 2008, Michael Feinsod assumed the title of Chief Executive Officer.  Mr. Granoff, who relinquished that position, assumed the title of Managing Director.

STOCK PERFORMANCE GRAPH

Although Ameritrans’ Common Stock is listed on the Nasdaq Capital Market, trading in Ameritrans’ Common Stock has historically been limited, making it difficult to meaningfully compare the performance of Ameritrans’ Common Stock to that of other similar companies or a broad market index. Therefore, Ameritrans has not included a stock performance graph.

CERTAIN TRANSACTIONS

The Company pays legal fees, on a fixed or hourly basis, for loan closing services relating to loans other than New York taxi and radio car loan closings to Granoff, Walker & Forlenza, P.C. (“GWF”) whose stockholders are officers and directors of the Company. The Company paid GWF approximately $60,000 in fees during the fiscal year ended June 30, 2008.  The Company generally charges its borrowers loan origination fees to generate income to offset the legal fees paid by the Company for loan closing services.

On July 1, 2001 the Company entered into a sublease agreement with GWF.  This sublease, as amended, expires April 2014.  Commencing on July 1, 2008, the Company’s rent share is currently $12,271 per month and subject to periodic escalations and annual increases as per the master lease agreement between the landlord and

Granoff, Walker and Forlenza.  The Company is presently utilizing 48% of the rented space and therefore committed to the minimum 48% utilization factor on all rent, additional rent and electricity charges billed by the landlord, subject to annual increases as per the master lease agreement between the landlord and the law firm.  In the event that more space is utilized, the percentage of the total rent shall be increased accordingly.  Until the Company utilizes the additional space, Granoff, Walker and Forlenza sublets the additional space to unaffiliated tenants.  In the event all or a portion of the additional space is vacant, the Company has agreed to reimburse GWF for the rent applicable to such vacant space.  During the year ended June 30, 2008 no amounts were paid relating to this space.  Rent expense under the lease amounted to $151,165 for the year ended June 30, 2008.

In addition, the Company was also obligated to pay for its share of overhead expense as noted in the above lease agreement.  Under the extended lease agreement, the minimum amount is $3,500 a month, and the Company is also required to reimburse the affiliated entity for certain office and salary costs.  Overhead costs and reimbursed office and salary expenses amounted to $68,598 for the year ended June 30, 2008.

Effective July 1, 2003, the Company entered into a ten-year sublease for additional office and storage space, as part of the Company’s disaster recovery plan with another entity in which an officer and director of the Company has a financial interest.  The sublease calls for rental payments ranging from $38,500 to $54,776 per annum from the first year ended June 30, 2004 through the year ending June 30, 2013.  The sublease contains a provision that either party may terminate the lease in years seven through ten with six months’ notice.  Rent expense under the lease amounted to $48,739 for the year ended June 30, 2008.

In April 2007, the Company received a loan of $150,000 from a related party to facilitate the funding of a new loan receivable.  In addition, in July, 2007, the Company received three loans totaling $500,000 from three related parties also to facilitate the funding of new loans receivable.  The loan principal is due and payable within 30 days of demand and bears interest at a rate of 10% per annum.  Payments of interest only are due and payable on the first of each month.  During the year ended June 30, 2008, loans totaling $550,000 have been fully repaid.  Effective January 1, 2008, the interest rate on the remaining loan was reduced from 10% to 8% per annum.  For the year ended June 30, 2008, interest paid on the loans was $28,463.  As of June 30, 2008 there was one $100,000 loan remaining.  As of September 30, 2008, there were no loans to related parties outstanding.

The Company entered into an at-will consulting arrangement with an individual who is considered a related person of the Company.  The Company paid an aggregate of $5,500 to the consultant during the fiscal year ended June 30, 2008, for such consulting services.  The consulting agreement was terminated as of June 30, 2008.

The Company utilizes a relative of an officer of the Company to perform part-time administrative services.  This individual is paid per hour for administrative work he performs for the Company.  For the fiscal year ending June 30, 2008, he was paid an aggregate of approximately $15,926.

On October 5, 2007 the Company paid $3,000 to an individual who is considered a related person of the Company, for consulting services relating to the review of the Company’s medical insurance plan.

The Company pays printing fees to a company partially owned by an officer and stockholder of the Company.  An aggregate of $8,609 during the fiscal year ended June 30, 2008 was paid for these services.

PROPOSAL NO. 2

APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2009

The Board of Directors, including a majority of directors who are not interested persons of the Company, subject to shareholder approval, has selected Rosen Seymour Shapss Martin & Company LLP as its independent registered public accounting firm to be employed by the Company for the fiscal year ending June 30, 2009, to sign or certify such financial statements, or any portions thereof, as may be filed by the Company with the SEC or any other authorities at any time.  The employment of such independent registered public accounting firm for such purpose is subject to approval by the shareholders at this meeting.  No member of Rosen Seymour Shapss Martin & Company LLP or any associate thereof has a direct or indirect material financial interest in the Company or any of its affiliates.

The affirmative vote of a majority of the Common Stock and the Participating Preferred Stock, voting together as a single class, present or represented at the meeting is required to ratify and approve the selection of Rosen Seymour Shapss Martin & Company LLP as its independent registered public accounting firm for the Company for fiscal 2007.

A representative of Rosen Seymour Shapss Martin & Company LLP will be present at the Annual Meeting of Shareholders for the purpose of answering shareholder questions and making any other appropriate statement.  The fees for services provided by the independent accountant are as follows:

AUDIT FEES

Fees for audit services billed in fiscal 2008 and 2007 were $195,600 and $176,950, respectively and consist of the annual audit of the Company’s consolidated financial statements and interim reviews of the quarterly consolidated financial statements.  Also included are services in connection with stand-alone financial statements of Elk Associates Funding Corporation, which are required by the SBA.

AUDIT-RELATED FEES

There were no fees for audit related services by the Company’s independent registered accountants for the years ended June 30, 2007 and 2008, that are not reported under the caption “Audit Fees” above.

TAX FEES

There were no fees for professional services by the Company’s independent registered accountants for tax compliance, tax advice, and tax planning for the years ended June 30, 2007 and 2008.

ALL OTHER FEES

There were no fees for services provided by the by the Company’s independent registered accountants other than the services rendered in the above paragraphs, for the years ended June 30, 2007 and 2008.

POLICY ON AUDIT COMMITTEE PRE-APPROVAL

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and Management are required to report periodically to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. The Audit Committee has granted the Chairman of the Audit Committee, John Laird, the authority to pre-approve all audit and permissible non-audit services so long as such approval is ratified by the Audit Committee in a timely manner. One hundred percent of the tax fees and all other fees were approved by the Audit Committee.

The Board of Directors of the Company recommends a vote FOR Proposal No. 2.

PROPOSAL NO. 3

OTHER MATTERS

The Board of Directors does not know of any other matters which may come before the meeting.  However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise to act, in accordance with their judgment on such matters.

All costs of solicitation of proxies will be borne by the Company.  In addition to solicitations by mail, Ameritrans’ directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone and personal interview.

Financial and Other Information

The information required by Item 13(a) of Schedule 14A with respect to the Company’s consolidated financial statements and management’s discussion and analysis of financial condition and results of operations are incorporated by reference hereto, as allowed by Rule 0-4 of the 1940 Act.  Representatives of the Company’s independent accountants, Rosen Seymour Shapss Martin & Company LLP, are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and are also expected to be available to respond to appropriate questions.

Deadline for Submission of Shareholder Proposals

Proposals of shareholders intended to be presented at next year’s Annual Meeting of Shareholders must be received by the Company at its principal executive offices not later than September 1, 2009, for inclusion in the proxy statement for that meeting.  Submissions received after that date will be considered untimely.  Mere submission of a proposal does not guarantee its inclusion in the Proxy Statement or its presentation at the meeting since certain federal rules must also be met.

Requests for Financial Statements

Ameritrans will furnish without charge a copy of its financial statements for the fiscal year ended June 30, 2008 to shareholders who make a written request to the Company at 747 Third Avenue, 4th Floor, New York, NY 10017 or call Ameritrans toll free at (800) 214-1047.

Form 10-K

The Company filed an Annual Report on Form 10-K for the fiscal year ended June 30, 2008 with the SEC on September 29, 2008.  Shareholders may obtain a copy of this report, without charge, by making a written request to the Company at 747 Third Avenue, New York, New York 10017 or by visiting our website at www.ameritranscapital.com.

Privacy Policy

Ameritrans Capital Corporation and its subsidiaries (“we”) are committed to maintaining the privacy of our current and prospective individual clients and investors (“you”).  We recognize that you entrust us with important personal financial information, and we assure you that protecting and safeguarding this information is one of our highest priorities.

In connection with making available loans and providing other related investment products and services, we obtain nonpublic personal information about our individual customers.  This information may include your name, address, e-mail address, social security number, account number, financial situation, credit history, and other personal information.

We may collect nonpublic information about you from the following sources:

*

Information we receive on applications, forms, questionnaires, web sites, agreements or in the course of establishing a customer relationship, or stockholder relationship.

*

Information about your transactions with us, our affiliates, or others.

*

Information we obtain as a result of transactions between or among our parent or subsidiary companies.

*

Information that we receive from consumer reporting agencies.

We do not disclose any nonpublic personal information about our customers or former customers to any nonaffiliated parties, except as permitted by law, or in the event we sell a particular loan or investment or sell a participation interest in any loan or investment we make.

We restrict access to nonpublic personal information about you to those employees, agents, or other parties who need to know that information to provide our products or services to you.  We maintain procedural safeguards to guard your nonpublic personal information.  If you have any questions about our policy, please contact us.

Forward Looking Statements

This proxy statement contains certain forward-looking statements within the meaning of Section 27A of the 1933 Act and Section 21E of the 1934 Act which are intended to be covered by the safe harbors created thereby.  Typically, the use of the words “believe,” “anticipate,” “plan,” “expect,” “seek,” “estimate,” and similar expressions identify forward-looking statements.  Unless a passage described a historical event, the statement should be considered a forward-looking statement.  Although we believe that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore, the forward-looking statements included in this proxy statement may prove to be inaccurate.  Our actual results may differ materially from the results anticipated in the forward-looking statements.  Any forward-looking statements contained in this proxy statement involve risks and uncertainties, including but not limited to, risks that the Offering described in this proxy statement will not close, risks that the registration of shares underlying the Warrants may not occur, risks related to changes in the regulation of investment companies, market acceptance risks, the impact of competition, and other risks identified in the Company’s other filings with the SEC.  In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.  We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

The Board of Directors invites shareholders to attend the Annual Meeting.  Whether or not you plan to attend, you are urged to complete, date, sign and return the enclosed proxy in the accompanying envelope. Prompt response will greatly facilitate arrangements for the meeting, and your cooperation will be appreciated.  Shareholders who attend the meeting may vote their stock personally even though they have sent in their proxies.

By Order of the Board of Directors,

/s/ Margaret Chance

MARGARET CHANCE, Secretary

‚	FOLD AND DETACH HERE AND READ THE REVERSE SIDE	‚

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF AMERITRANS CAPITAL CORPORATION

The undersigned appoints Michael Feinsod, Gary C. Granoff, and Margaret Chance as proxies each with the power of substitution, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all the shares of Participating Preferred Stock of Ameritrans Capital Corporation held of record by the undersigned at the close of business on October 20, 2008 at the Annual Meeting of Shareholders of Ameritrans Capital Corporation to be held on Tuesday, November 25, 2008 or at any adjournment thereof.

(Continued, and to be marked, dated and signed, on the other side)

Ameritrans Capital Corporation

PROXY FOR HOLDERS OF PARTICIPATING PREFERRED STOCK

The undersigned holder of shares of 9 3/8% participating preferred stock, face value $12.00 (the "Participating Preferred Stock") of Ameritrans Capital Corporation (the "Company") hereby constitutes and appoints Michael Feinsod, Gary C. Granoff, and Margaret Chance and each of them, singly, proxies and attorneys of the undersigned, with full power of substitution to each, for and in the name of the undersigned, to vote and act upon all matters (unless and except as expressly limited below) at the Annual Meeting of Shareholders of the Company to be held on Tuesday, November 25, 2008 at the offices of Stursberg and Associates, LLC 405 Lexington Avenue, Suite 4949, New York, New York at 10:00 a.m., and at any and all adjournments thereof, in respect of all Participating Preferred Stock of the Company held by the undersigned or in respect of which the undersigned would be entitled to vote or act, with all the powers the undersigned would possess if personally present. All proxies heretofore given by the undersigned in respect of said meeting are hereby revoked.

To Vote Your Proxy by Mail

Mark, sign and date your proxy card below, detach it and return it in the postage-paid envelope provided.

‚	FOLD AND DETACH HERE AND READ THE REVERSE SIDE	‚

PROXY

				Please mark your votes like this:	☒
1. PROPOSAL TO ELECT DIRECTORS		NOMINEES	2. TO RATIFY AND APPROVE THE APPOINTMENT OF ROSEN SEYMOUR SHAPSS MARTIN & COMPANY LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 30, 2009	For ☐	Against ☐	Abstain ☐
FOR electing all nominees listed (as recommended in the proxy statement)	For ☐	Michael Feinsod, Gary C. Granoff, Ellen M. Walker, Steven Etra, Peter Boockvar, Ivan J. Wolpert, Murray A. Indick, John R. Laird, and Howard F. Sommer
WITHHOLD AUTHORITY to vote for all nominees listed	Withheld for All ☐		3. SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.	For ☐	Against ☐	Abstain ☐
WITHHELD FOR (write that person’s name in the space provided)

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature

Signature

 Date

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee, or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Footnotes

1 Includes 10,000 shares of Common Stock held by a subsidiary of the Company not entitled to vote.

2 Mr. Finch served on the Board until May 6, 2008.